UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2013

KINDRED HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14057	61-1323993
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

680 South Fourth Street

Louisville, Kentucky

(Address of principal executive offices)

40202-2412

(Zip Code)

Registrant’s telephone number, including area code: (502) 596-7300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 21, 2013, Kindred Healthcare, Inc. (the “Company”) entered into an amendment and restatement agreement (the “ABL Amendment Agreement”) among the Company, the other credit parties party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “ABL Agent”), and the consenting lenders party thereto. The ABL Amendment Agreement amends and restates the ABL Credit Agreement dated as of June 1, 2011, as amended by that certain Amendment No. 1 to the ABL Credit Agreement dated as of October 4, 2012, among the Company, the ABL Agent and the lenders party thereto (the “Prior ABL Facility”) and also amends the ABL Guarantee and Security Agreement dated as of June 1, 2011, as previously supplemented, among the Company, the other credit parties party thereto and the ABL Agent (the “ABL Security Agreement”).

The ABL Amendment Agreement, among other items, (i) extends the maturity date of the Prior ABL Facility from June 1, 2016 to June 1, 2018, (ii) provides for the replacement of all loans and revolving commitments outstanding under the Prior ABL Facility with new loans and revolving commitments in the same principal amounts, (iii) increases the available capacity for incremental commitments, (iv) increases the amounts available for certain investments and restricted payments and (v) amends the provisions related to the release of liens under the ABL Security Agreement.

Also on August 21, 2013, the Company entered into a second amendment and restatement agreement (the “Term Loan Amendment Agreement”) among the Company, the other credit parties party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Term Loan Agent”), and the consenting lenders party thereto. The Term Loan Amendment Agreement amends and restates the Term Loan Credit Agreement dated as of June 1, 2011, as amended by that certain Incremental Amendment No. 1 to the Term Loan Credit Agreement dated as of October 4, 2012 and as further amended and restated by that certain Amendment and Restatement Agreement dated as of May 30, 2013, among the Company, the Term Loan Agent and the lenders party thereto (the “Prior Term Loan Facility”) and also amends the Term Loan Guarantee and Security Agreement dated as of June 1, 2011, as previously supplemented, among the Company, the other credit parties party thereto and the Term Loan Agent (the “Term Loan Security Agreement”).

The Term Loan Amendment Agreement, among other items, (i) increases the available capacity for incremental term loans, (ii) increases the amounts available for certain investments and restricted payments and (iii) amends the provisions related to the release of liens under the Term Loan Security Agreement.

Aside from the foregoing changes, the terms and conditions of the Prior ABL Facility, the ABL Security Agreement, the Prior Term Loan Facility and the Term Loan Security Agreement are each substantially similar to their respective terms and conditions before the effectiveness of the ABL Amendment Agreement and Term Amendment Agreement, as applicable.

The descriptions of the ABL Amendment Agreement and the Term Loan Amendment Agreement are qualified by the full text of the ABL Amendment Agreement and the Term Loan Amendment Agreement, which are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above regarding the ABL Amendment Agreement and the Term Loan Amendment Agreement is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

Incorporated by reference is a press release issued by the Company on August 21, 2013, which is attached hereto as Exhibit 99.1. This information is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of such section.

Item 9.01.

(d)	Exhibits

Exhibit 10.1	Amendment and Restatement Agreement dated as of August 21, 2013 to the ABL Credit Agreement and the Security Agreement, by and among the Company, the other Credit Parties party thereto, the Consenting Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent.

Exhibit 10.2	Second Amendment and Restatement Agreement dated as of August 21, 2013 to the Amended and Restated Term Loan Credit Agreement and the Security Agreement, by and among the Company, the other Credit Parties party thereto, the Consenting Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent.

Exhibit 99.1	Press release dated August 21, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: August 26, 2013	By:	/s/ Joseph L. Landenwich
Joseph L. Landenwich
Co-General Counsel and Corporate Secretary